United States
Securities and Exchange Commission
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report: May 5, 2009
GeneLink, Inc.
(Exact Name of Registrant as Specified in its Charter)

PA	00-30518	23-2795613

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
317 Wekiva Springs Road, #200, Longwood, FL 32779
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (800) 558-4363
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
     By Order and Opinion dated May 5, 2009 and received on May 8, 2009, the Court of Common Pleas of Pennsylvania, Philadelphia County, dismissed an action brought by the Company’s former Chief Executive Officer, President and Chief Financial Officer, John DePhillipo, and Mr. DePhillipo’s wife, Maria DePhillipo (the “Action”) in August 2008. In the Action, the DePhillipos alleged that the Company, as well as its subsidiary GeneWize, Inc. and several of the Company’s directors, officers and advisors, defrauded them into settling a lawsuit previously commenced by Mr. DePhillipo against the Company in the Superior Court of New Jersey, Atlantic County (the “New Jersey Action”). In the Action, the DePhillipos sought the return of 3,953,000 shares of the Company’s common stock sold to the Company pursuant to the settlement, allegedly worth approximately $20 million based upon an alleged value of $5.00 per share.
     Via its Order and Opinion, the Court dismissed the Action, concluding that the DePhillipos’ claims were not viable. The Court also determined that it lacked jurisdiction over the Company’s counsel in the New Jersey Action as well as the Company’s advisors.
     In October 2005, the Company terminated the employment of Mr. DePhillipo. In 2005, Mr. DePhillipo commenced the New Jersey Action, alleging that his termination by the Company “for cause” was improper and therefore he was entitled to severance pay. The Company filed counterclaims against Mr. DePhillipo for breach of fiduciary duty, conversion, negligent misrepresentation, unjust enrichment and fraud while Mr. DePhillipo served as the Company’s Chief Executive Officer, President and Chief Financial Officer. The counterclaims sought recovery in excess of that sought by Mr. DePhillipo.
     On May 13, 2008, the Company and Mr. DePhillipo reached a settlement in the New Jersey Action pursuant to which the Company and Mr. DePhillipo settled all issues, claims and counterclaims pending in that action. Under such settlement, the Company acquired 3,953,000 shares of the Company’s common stock from Mr. DePhillipo and his family, paying Mr. DePhillipo and his family $0.06 for each such share and resulting in a purchase price of $237,180. The Company also paid Mr. DePhillipo $220,000. As part of the settlement, the Company and Mr. DePhillipo exchanged general releases.
     A copy of the press release dated May 13, 2009 with respect to the Court’s Opinion and Order is filed as Exhibit 99.1 to this Current Report and is incorporated into this Item 8.01 by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description

99.1	Press Release dated May 13, 2009

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeneLink, Inc. (Registrant)

By:	/s/ Monte E. Taylor, Jr.
Monte E. Taylor, Jr.
Chief Executive Officer

Dated: May 13, 2009

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 13, 2009